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                                                                   EXHIBIT 11.1

                       AMERICAN COIN MERCHANDISING, INC.
                       COMPUTATION OF PER SHARE EARNINGS


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
                                                              THREE MONTHS ENDED                YEAR ENDED
                                                                 DECEMBER 31,                   DECEMBER 31,
                                                         ----------------------------   ----------------------------
                                                             1998            1997           1998            1997
                                                         ------------    ------------   ------------    ------------
Net earnings.........................................    $    434,000    $  1,658,000   $  3,898,000    $  4,429,000
                                                         ------------    ------------   ------------    ------------

Common shares outstanding at beginning of period.....       6,470,403       5,450,904      6,452,904       5,123,274

     Effect of shares issued during the period.......           1,348         707,228         14,088         441,993
                                                         ------------    ------------   ------------    ------------

Basic weighted average common shares.................       6,471,751       6,158,132      6,466,992       5,565,267

Incremental shares from assumed conversions:

     Stock options...................................          97,132         168,417        220,334          97,544
     Warrants........................................          11,044          61,683         25,869          31,278
                                                         ------------    ------------   ------------    ------------

Diluted weighted average common shares...............       6,579,927       6,388,232      6,713,195       5,694,089
                                                         ============    ============   ============    ============

     Basic earnings per share........................    $   0.07        $   0.27       $   0.60        $   0.80
                                                             ====            ====           ====            ====

     Diluted earnings per share......................        0.07            0.26           0.58            0.78
                                                             ====            ====           ====            ====
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